UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMBARCADERO TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 2.02 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY EMBARCADERO TECHNOLOGIES, INC., ON NOVEMBER 30, 2006:

On November 30, 2006, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing selected preliminary financial results and related information for the third quarter ended September 30, 2006. As stated in the press release, the Company is unable to announce full earnings results for the third quarter at this time due to the ongoing review of stock option grant practices by the Audit Committee of the Company’s Board of Directors.

The information in this Item 2.02 and contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing into any registration statement or other document filed with the Commission, except as shall be expressly set forth by specific reference in such filing.

THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY EMBARCADERO TECHNOLOGIES, INC., ON NOVEMBER 30, 2006:

The Company also announced in the above press release that the Audit Committee, as part of its ongoing review of the Company’s stock option grant practices, has discovered evidence of backdating of stock options from 2000 to 2005, but is currently unable to determine the impact of such practices on the Company’s historical financial statements with any degree of certainty. The Audit Committee advised the Company that it may need to restate its historical financial statements for the periods commencing on or after January 1, 2000 through the present, including those in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2006. The Audit Committee has stated that it has not made a determination of non-reliance of the Company’s historical financial statements at this time.

The Company is currently unable to determine the impact that the Audit Committee’s review of stock option practices may have on the completion of the Company’s proposed merger with EMBT Merger Corp., a Delaware corporation and a wholly-owned subsidiary of EMB Holding Corp. (an affiliate of Thoma Cressey Equity Partners, Inc.). The Company has advised EMB Holding Corp. of the foregoing matters and is in preliminary discussions with EMB Holding Corp. regarding the impact of such matters on the proposed merger.

With respect to the stockholder vote on the proposed merger, which is currently scheduled to occur at the special meeting of stockholders to be held on November 30, 2006, the Company has received proxies representing a sufficient number of votes to constitute a quorum and to adopt the proposed merger agreement. The Company intends, however, to convene and then promptly move to adjourn the meeting to December 18, 2006, without a vote on the proposed merger in order to allow sufficient time for the Audit Committee to proceed with its review and for the Company to discuss the results of the review with EMB Holding Corp. and to disseminate any supplemental proxy materials that may be required prior to the vote on the proposed merger. There can be no assurance that the proposed merger will be completed on the current terms and conditions, or at all.

On October 24, 2006, the Company filed a proxy statement in connection with the proposed merger. Investors and the Company’s stockholders are urged to read carefully the proxy statement and other relevant materials because they contain important information about the proposed merger. Investors and stockholders may obtain free copies of these documents and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s corporate website at www.embarcadero.com or by directing a request by mail or telephone to Embarcadero Technologies, Inc., 100 California Street, 12th Street, San Francisco, CA 94111, Attention: Corporate Secretary, Telephone: (415) 834-3131. The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. A description of any interests that the Company’s officers and directors have in the proposed merger is available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the proxy statement.